EXHIBIT 24


USFREIGHTWAYS CORPORATION
POWER OF ATTORNEY


The undersigned hereby appoints Christopher L. Ellis, Robert S. Owen and Richard
C. Pagano, and each of them, as my attorneys-in-fact to execute and file in my name and in my behalf, in all capacities as an officer or director of USFreightways Corporation, Registration Statements on Form S-8 and all amendments thereto (including post-effective amendments) to be filed with the Securities and Exchange Commission, relating to the issuance, through the USFreightways Corporation Long-Term Incentive Plan, of common stock of USFreightways Corporation, par value $0.01 per share.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney on the 3rd day of June, 1997.


 /s/ J. Campbell Carruth *
     ___________________
    J. Campbell Carruth                  President, Chief Executive Officer and
                                         Director (Principal Executive Officer)
/s/ Robert V. Delaney *
    _________________
    Robert V. Delaney                    Director

/s/ Robert P. Neuschel *
    __________________
    Robert P. Neuschel                   Director

/s/ Neil  A. Springer *
    _________________
    Neil  A. Springer                    Director

/s/ William N. Weaver, Jr. *
    ______________________
    William N. Weaver, Jr.               Director

 /s/ Morley Koffman *
     ______________
     Morley Koffman                      Director

 /s/ John W. Puth *
     ____________
     John W. Puth                        Director